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                                                                  Exhibit 10.157

                                                                  Store No. 2846
                                                        Columbia, South Carolina


                  REAL ESTATE PURCHASE AND LEASEBACK AGREEMENT

     This Real Estate Purchase and Leaseback Agreement ("AGREEMENT") is made by and between ECKERD CORPORATION, a Delaware corporation ("SELLER") and INLAND REAL ESTATE ACQUISITIONS, INC., an Illinois corporation, or its designee or nominee ("PURCHASER"). In consideration of the mutual covenants and agreements contained in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which is acknowledged, the parties agree as follows:

1.   THE PROPERTY.

     1.1 Seller agrees to sell and Purchaser agrees to purchase, upon and subject to the terms and conditions set forth in this Agreement, certain improved land located at the northwest corner of Broad River Road and Kennerly Road, and situated in the City of Columbia, County of Richland, State of South Carolina, as legally described on the attached EXHIBIT "A" ("PROPERTY"). Contemporaneously with the purchase and sale of the Property as contemplated in this Agreement, Purchaser shall lease the Property to Seller pursuant to a Lease Agreement ("LEASE") in substantially the same form as that attached as EXHIBIT "B."

2.   PURCHASE PRICE.

     2.1 The purchase price for the Property is Three Million Two Hundred Sixty Thousand and No/100 Dollars ($3,260,000.00), as adjusted pursuant to this Agreement ("PURCHASE PRICE"). The Purchase Price shall be paid in federal funds by Purchaser to the Title Insurer/Escrow Agent for the benefit of Seller at Closing by wire transfer. The Purchase Price shall be increased to include the closing costs paid by Seller pursuant to Section 10.1 of this Agreement.

     2.2 The annual Rent under the Lease has been calculated by multiplying the Purchase Price for the Property by a rate of 8.30% with a fifty-cent ($0.50) per square foot increase for each successive option period.

3.   EARNEST MONEY.

     3.1 Within ten (10) days of the Effective Date of this Agreement, Purchaser shall deposit the sum of Twenty Five Thousand and No/100 Dollars ($25,000.00) as earnest money ("EARNEST MONEY") with LandAmerica National Commercial Services, 10 South LaSalle Street, Suite 2500, Chicago, Illinois 60603, Attention Thomas M. Gray, VP National Accounts ("TITLE INSURER/ESCROW AGENT"), which sum shall be held for the benefit of Seller by Title Insurer/Escrow Agent in escrow, subject to disbursement in accordance with the terms and provisions of this Agreement. Provided that Purchaser furnishes Title Insurer/Escrow Agent with a form W-9 containing Purchaser's Social Security Number or U.S. Taxpayer Identification Number as the case may be, and any necessary escrow documents, the Earnest Money shall be

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held by Title Insurer/Escrow Agent in an interest-bearing money market savings account, and interest earned on the Earnest Money shall be reported under Purchaser's Social Security Number or U.S. Taxpayer Identification Number, as the case may be.

     3.2 Except as otherwise provided in this Agreement, at Closing, the Earnest Money and interest accrued thereon, if any, shall be returned to Purchaser upon the Purchaser's delivery of the Purchase Price, plus or minus prorations, to the Title Insurer/Escrow Agent by certified or cashier's check or by wire transfer. Notwithstanding anything in this Agreement to the contrary, the Earnest Money, and any accrued interest on it, shall be refunded to Purchaser in the event Purchaser terminates this Agreement as provided in this Agreement.

4.   TITLE AND SURVEY MATTERS.

     4.1 As soon as practicable after the Closing Date, Seller shall deliver to Purchaser a standard owner's policy of title insurance issued by the Title Insurer/Escrow Agent ("TITLE POLICY"). The Title Policy shall insure marketable title to the Property in the amount of the Purchase Price, free and clear of all liens, encumbrances and exceptions whatsoever, save and except only for those easements, restrictions and other matters of record affecting title to the Property which are Permitted Exceptions (as hereinafter defined).

     4.2 Purchaser shall have until the end of the Due Diligence Period (as hereinafter defined) in which to review the title commitment and as-built survey to be delivered by Seller pursuant to Section 5.1, and to obtain any modifications, endorsements or other revisions to either the title commitment or the survey required by Purchaser, at Purchaser's cost. If Purchaser is unable to obtain any modification, endorsement or other revision to the title commitment or survey required by Purchaser, or if any items remain on the title commitment or survey which are not acceptable to Purchaser ("UNPERMITTED EXCEPTIONS"), then on or before the end of the Due Diligence Period, Purchaser shall so notify Seller (an "OBJECTION NOTICE"). Seller has a period of ten (10) days after the date of the Objection Notice in which Seller, using good faith efforts, shall attempt to remove such Unpermitted Matters or remedy same in a manner satisfactory to Purchaser in its sole and absolute discretion, or have the Title Insurer/Escrow Agent commit to insure against loss or damage that may be occasioned by such exceptions (in endorsements satisfactory to Purchaser). If Seller does not cure any Unpermitted Exceptions to Purchaser's satisfaction within such period, then Purchaser may either (a) terminate this Agreement by giving written notice to Seller of such termination not later than five (5) days following the end of the ten (10) day cure period, in which event the Earnest Money, and all interest earned thereon, shall be returned to Purchaser and neither party shall have any further obligations or liabilities hereunder or (b) accept such Unpermitted Exceptions. Any item not specified in the Objection Notice or subsequently accepted by Purchaser shall be a "PERMITTED EXCEPTION". Seller shall be obligated to remove prior to Closing all mortgages and other liens or encumbrances of a definite or ascertainable monetary amount, and if Seller fails to do so, Purchaser may elect to terminate this Agreement. At the Closing, and as a further condition of Purchaser's performance of its obligations hereunder, Seller shall cause the Title Insurer/Escrow Agent to deliver to Purchaser the Title Policy or a marked-up and signed commitment to deliver same.

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5.   DUE DILIGENCE INFORMATION.

     5.1 Within ten (10) days of the Effective Date, or as soon as possible thereafter (if such documentation is not completed or received by Seller within such ten (10) day period), Seller shall provide Purchaser with the following information: (a) the Lease, in substantially the same form as that attached as EXHIBIT "B" proposed by Seller to be executed by the parties; (b) environmental reports pertaining to the Property in Seller's possession (Seller will not be required to obtain new environmental reports); (c) tax data for the Property, if available; (d) the most recent boundary survey of the Property available; (e) an irrevocable commitment for the Title Policy issued by the Title Insurer/Escrow Agent and copies of all exception documents in Seller's possession; (f) an As-Built Survey of the Property and (g) the Development Agreement (collectively, "DUE DILIGENCE INFORMATION").

6.   DUE DILIGENCE PERIOD.

     6.1 Purchaser shall have thirty (30) days from the Effective Date (the "DUE DILIGENCE PERIOD") to review the Due Diligence Information and to conduct all tests, inspections, feasibility and other studies and all other investigations concerning the Property that Purchaser requires (including, without limitation, environmental tests and assessments, inspection of the physical condition of the Property, appraisals, surveys, and investigation of zoning and other legal requirements) to determine whether the Property is satisfactory to Purchaser, and to notify Seller in writing of any specific objections to it. In the event Purchaser decides not to purchase the Property based upon Purchaser's review of the Due Diligence Information or other investigations, Purchaser shall so notify Seller in writing within the Due Diligence Period. Thereafter, this Agreement shall be considered terminated, null and void, and neither party shall have any further obligation one to the other, and the Earnest Money, and any interest earned thereon, shall be returned to Purchaser and neither party shall have any further obligations or liabilities hereunder. If Purchaser does not so notify Seller within the Due Diligence Period, the parties will proceed to Closing in the manner described in this Agreement.

     6.2 Purchaser's obligation to acquire the Property and consummate the other transactions contemplated hereunder shall be conditioned on satisfaction of the following requirements (the "CONSTRUCTION CONDITIONS").

            (a) Seller having obtained and delivered to Purchaser a final, unconditional certificate of occupancy from the City of Columbia, South Carolina, and any other applicable governmental authority with respect to all of the Property;

            (b) Seller having obtained and delivered to Purchaser a certificate of completion, signed by an independent architect and independent engineer, indicating that all improvements shown on the Plans and Specifications have been completed and are in compliance with all applicable governmental rules, ordinances, regulations and requirements; and,

            (c) Seller having taken possession of all of its leasehold premises as described in the Lease, opened for business to the public, and, concurrent with the Closing, commenced full payment of rents and other charges pursuant to the Lease.

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            (d)     Seller shall use best efforts to complete the Construction
Conditions on or before March 31, 2004. If the Construction Conditions have not been completed on or before March 31, 2004, then Purchaser may terminate this Agreement by giving written notice to Seller of such termination. Upon the termination of the Agreement pursuant to this Section 6.2, the Earnest Money, and all interest earned thereon, shall be returned to Purchaser and neither party shall have any further obligations or liabilities hereunder.

7.   INTENTIONALLY DELETED.

8.   DELIVERIES AT CLOSING.

     8.1 At the time of Closing, Seller shall deliver the following original documents:

            8.1.1 A special warranty deed conveying good and marketable title to the Property to Purchaser free and clear of all liens, encumbrances and exceptions whatsoever, save and except only for the Permitted Exceptions;

            8.1.2 A quitclaim bill of sale conveying all of Seller's right, title and interest in any personal property used in the operation of the Property to Purchaser free and clear of all liens, security interests and adverse claims;

            8.1.3 An appropriate "Seller's Affidavit" so as to enable Title Insurer/Escrow Agent to delete the "standard" exceptions for such matters from the Title Policy and otherwise insure any "gap" period occurring between the closing and the recordation of the closing documents;

            8.1.4 An appropriate FIRPTA Affidavit or Certificate by Seller, evidencing that Seller is not a foreign person or entity under Section 1445(f)(3) of the Internal Revenue Code, as amended;

            8.1.5   A duly executed counterpart of the closing statement;

            8.1.6 An executed Lease in substantially the same form as the attached EXHIBIT "B";

            8.1.7 A duly executed counterpart of a Memorandum of Lease, in recordable form, acceptable to Purchaser in form and in substance;

            8.1.8 A certificate executed by Seller confirming that the representations and warranties made by Seller in this Agreement remain true and correct as of the Closing Date;

            8.1.9 A certificate of insurance, evidencing the insurance coverages required to be provided by Seller pursuant to the Lease, acceptable to Purchaser in form and substance;

            8.1.10 An executed tenant estoppel certificate and executed subordination, nondisturbance and attornment agreement in the forms required by the Lease or as otherwise may be acceptable to the parties;

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            8.1.11  An estoppel certificate, in form and substance acceptable to
  Purchaser, stating that there are no defaults under any reciprocal easement agreements, operating agreements, declarations, or similar documents affecting the Property ("REA DOCUMENTS"), executed by all parties ("REA PARTIES") to any such REA Documents; and

            8.1.12 Such other closing documents as are reasonably necessary and proper in order to consummate the transaction contemplated by this Agreement including, without limitation, lien waivers showing that all bills and invoices for all work on the Property or otherwise have been paid, and that lien waivers from all mechanics and materialmen have been obtained.

     8.2 At the time of Closing, Purchaser shall deliver the following original documents:

            8.2.1 An executed Lease in substantially the same form as the attached EXHIBIT "B";

            8.2.2   A duly executed counterpart of the closing statement;

            8.2.3 A duly executed counterpart of a Memorandum of Lease, in recordable form, acceptable to Seller in form and substance; and

            8.2.4 Such other closing documents as are reasonably necessary and proper in order to consummate the transaction expressed in this Agreement.

9.   CLOSING.

     9.1 The Purchase Price and the executed closing documents described above shall be delivered, and the purchase and sale transaction expressed in this Agreement shall otherwise be consummated ("CLOSING") on a date which is mutually agreeable to Seller and Purchaser, but in any event not later than 10 days following the latest of: (a) the end of the Due Diligence Period, (b) the satisfaction of the Construction Contingencies, or (c) the end of the period in which Purchaser may terminate this Agreement pursuant to Section 4.2 ("CLOSING DATE"). The Closing shall occur at the offices of Title Insurer/Escrow Agent or at such other location as is mutually agreeable to Purchaser and Seller. Notwithstanding any other provision of this Agreement to the contrary, should the parties fail to close on or before May 1, 2004, 2004 through no fault of Purchaser, Purchaser may terminate this Agreement by written notice to Seller and receive a refund of the Earnest Money and interest earned on it.

     9.2 The Closing is expressly conditioned upon the contemporaneous execution and delivery by each party to the other of the Lease in substantially the same form as the attached EXHIBIT "B".

10.  CLOSING COSTS.

     10.1 Seller shall pay all transfer taxes, escrow fees, the premium for the Title Policy, the cost of recording the special warranty deed, and any other closing costs and expenses necessary to transfer title of the Property to Purchaser, but all such costs may be added to the Purchase Price, and the rent payable under the Lease shall be increased as specified in this

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Agreement. Purchaser shall pay all fees necessary pertaining to placing a mortgage on the Property.

     10.2   Purchaser and Seller shall pay their own attorney's fees.

11.  PRORATIONS.

     11.1 Through the date of Closing, Seller shall pay any ad valorem taxes, assessments, and all other operating and maintenance costs pertaining to the Property (including any charges, fees or assessments, if any, levied or assessed on or against the Property pursuant to any REA Document). After the date of Closing, the parties shall be responsible for all such costs, expenses and taxes in the manner expressed in the Lease.

12.  COMMISSIONS.

     12.1 Purchaser and Seller warrant and represent to each other that except for Steve Regenstrief of Marcus & Millichap, there were no other brokers involved in this transaction. Should this transaction close successfully a commission of 2% of the total purchase price shall be payable to Marcus & Millichap upon close of escrow. Purchaser and Seller agree that in the event of a breach of this warranty and representation, the offending party shall indemnify and hold the non-offending party harmless with respect to any loss or claim for brokerage commission, including all attorneys' fees and costs of litigation through appellate proceedings. This Section of the Agreement shall expressly survive Closing under this Agreement and any earlier termination of this Agreement.

13.  PROPERTY SOLD "AS-IS".

     13.1 Except as expressly set forth in this Agreement, the Property shall be sold and conveyed by Seller and accepted by Purchaser in "AS IS" condition without any warranty or representation whatsoever on the part of Seller, express or implied, as to its condition, classification, past or present use, or merchantability, fitness or suitability for any particular purpose, use, design, construction or development, including without limitation any warranty or representation as to surface or subsurface condition, zoning, or the sufficiency, accessibility and capacity of utilities for Purchaser's intended use of the Property, it being agreed that all such risks are to be borne by Purchaser and that Purchaser is relying solely on its own inspection and investigation of the Property with respect to such risks and not on any statement, representation or warranty made by Seller or anyone acting or claiming to act on behalf of Seller.

14.  REPRESENTATIONS AND WARRANTIES.

     14.1 Each party warrants and represents to the other that this Agreement constitutes the valid and binding obligation of each party, enforceable against each party in accordance with the Agreement's terms. All actions required to be taken by each party to authorize it to enter into and carry out this Agreement have been, or prior to the date of Closing shall be, duly and validly taken.

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     14.2   Seller represents and warrants to Purchaser that:

            (a) Seller has full power and authority to enter into this Agreement, bind Seller and the Property to the commitments made hereunder, and convey or cause the conveyance of the Property to Purchaser.

            (b) The execution, delivery and performance by Seller of this Agreement shall not constitute or cause a default or breach of any agreement or undertaking of Seller or concerning the Property.

            (c) No person or entity, except Purchaser, has been granted any options, rights of first refusal or other purchase rights with respect to the Property.

            (d) No portion of the Property has been condemned or otherwise taken by any public authority, and Seller has no knowledge that any such condemnation or taking is threatened or contemplated.

            (e) To the best of Seller's knowledge, the Property is not in violation of any law, ordinance, code or regulation and there are no latent or patent defects concerning the Property, and the Property complies with all applicable zoning laws, including, but not limited to, parking, height and setback requirements.

            (f) To the best of Seller's knowledge, the Property is not in violation or breach of any of the covenants, conditions, restrictions or other agreements affecting the Property, including, but not limited to, the REA Documents.

            (g) Seller has accepted possession of the leasehold premises described in the Lease "as-is" and there are no "punchlist" or other incomplete items. Seller agrees to look solely to itself or responsible third parties, and not to Purchaser, with respect to all construction-related matters, including callbacks or warranty work, if any.

     14.3   Purchaser represents and warrants to Seller that:

            (a) Purchaser has the power and authority to execute and deliver this Agreement and to perform its obligations hereunder.

            (b) The execution of this Agreement by Purchaser is the duly authorized and legally binding action of Purchaser, and upon execution hereof, Purchaser shall be bound by and subject to the terms and provisions of this Agreement.

     14.4 Each representation and warranty of each party contained in this Agreement shall be true and accurate as of the date of this Agreement and shall be deemed to have been made again at and as of Closing and shall then be true and accurate in all material respects.

     14.5 This Section of the Agreement shall expressly survive Closing or any earlier termination of this Agreement.

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15.  DEFAULT BY PURCHASER; SELLER'S REMEDIES.

     15.1 If the purchase and sale of the Property is not consummated in accordance with the terms and conditions of this Agreement due to default or breach on the part of Purchaser, Seller's sole remedy shall be to terminate this Agreement upon ten (10) days written notice to Purchaser, whereupon the Seller shall collect as liquidated damages the Earnest Money.

16.  DEFAULT BY SELLER; PURCHASER'S REMEDIES.

     16.1 If the purchase and sale of the Property is not consummated in accordance with the terms and conditions of this Agreement due to default or breach on the part of Seller, Purchaser, at its election, may (a) terminate this Agreement upon ten (10) days written notice to Seller and receive a refund of the Earnest Money and interest earned on it; or (b) seek specific performance and recover all costs and expenses incurred in enforcing specific performance.

17.  ASSIGNMENT.

     17.1 This Agreement may not be assigned by Seller nor may Seller delegate its duties or obligations hereunder without the prior express written consent of Purchaser, such consent not to be unreasonably withheld, delayed or conditioned. This Contract and all rights hereunder shall be assignable by Purchaser without Seller's written consent at any time before closing to either an affiliate of Purchaser, or an entity composed of affiliates of Purchaser, such as a limited partnership or limited liability company, or to any real estate investment trust of which an affiliate of Purchaser is a sponsor (any of the foregoing a "PERMITTED ASSIGNEE"), and designate the Permitted Assignee as the grantee of the Seller's deed and the assignee of the other conveyance and assignment documents at closing. The Permitted Assignee shall be deemed the Purchaser under this Agreement.

18.  NOTICES.

     18.1 All notices, requests or demands to be given under this Agreement from one party to the other (collectively, "NOTICES") shall be in writing and shall be given by personal delivery, or by overnight courier service for next Business Day delivery at the other party's address set forth below. Notices given by personal delivery (i.e. by the sending party or a messenger) shall be deemed given on the date of delivery. Notices given by overnight courier service shall be deemed given upon deposit with the overnight courier service. If any party's address is a business, receipt by a receptionist, or by any person in the employ of such party, shall be deemed actual receipt by the party of Notices. The term, "BUSINESS DAY" means any day other than Saturday, Sunday or national holiday. Notices may be issued by an attorney for a party and in such case such Notices shall be deemed given by such party. Notices delivered to the Property shall not constitute notice to Seller under the terms of this Agreement. Failure or delay in delivering copies of any notice, demand, request, consent, approval, declaration or other communication to the persons designated below to receive copies shall in no way adversely affect the effectiveness of such notice, demand, request, consent, approval, declaration or other communication given to the addressee party.

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     18.2   All notices shall be sent to Purchaser as follows, until Seller is notified by Purchaser otherwise in writing:

          To Purchaser at:     Inland Real Estate Acquisitions, Inc.
                               C/O G. Joseph Cosenza, President
                               2901 Butterfield Rd
                               Oak Brook IL 60521

            with copy to:      Robin Rash, Esq.
                               The Inland Real Estate Group, Inc.
                               Law Department
                               2901 Butterfield Road
                               Oak Brook, Illinois 60521

     18.3 All notices shall be sent to Seller as follows, until Purchaser is notified by Seller otherwise in writing:

          To Seller at:        Eckerd Corporation
                               Store No. 3978
                               8333 Bryan Dairy Road
                               Largo, Florida 33777
                                Attention: Vice President, Real Estate

          with copies to:      Eckerd Corporation
                               Store No. 3978
                               8333 Bryan Dairy Road
                               Largo, Florida 33777
                                Attn: Regional Real Estate Director

          and:                 Eckerd Corporation
                               Store No. 3978
                               8333 Bryan Dairy Road
                               Largo, Florida 33777
                                Attn: Legal Department (CW3W)

19.  GOVERNING LAW AND BINDING EFFECT.

     19.1 This Agreement shall be governed by and construed and enforced in accordance with the laws of the State in which the Property is located and shall be binding upon, inure to the benefit of, and be enforceable by the parties as well as their respective heirs, personal representatives, successors and assigns.

20.  TIME OF ESSENCE.

     20.1 Time is of the essence in the performance of the terms and conditions of this Agreement. In the event any time period specified in this Agreement expires on a Saturday, Sunday, or legal holiday in the state in which the Property is located, the time period shall be

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extended so as to expire on the next business day immediately succeeding such
Saturday, Sunday, or legal holiday.

21.  CAPTIONS.

     21.1 All captions, headings, paragraph and subparagraph numbers and letters and other reference numbers or letters are solely for the purpose of facilitating reference to this Agreement and shall not supplement, limit or otherwise vary in any respect the text of this Agreement.

22.  ENTIRE AGREEMENT.

     22.1 This Agreement supersedes all prior discussions and agreements between Seller and Purchaser with respect to the purchase and sale of the Property. This Agreement contains the sole and entire understanding between Seller and Purchaser with respect to the transactions expressed in this Agreement, and all promises, inducements, offers, solicitations, agreements, representations and warranties previously made between the parties are merged into this Agreement. This Agreement shall not be modified or amended in any respect except by a written agreement executed by or on behalf of the parties to this Agreement in the same manner as this Agreement is executed.

23.  SURVIVAL OF PROVISIONS.

     23.1 The warranties, representations, agreements, covenants and indemnities of the Seller and Purchaser provided for in this Agreement shall survive the Closing or the termination of this Agreement only to the extent expressly provided in this Agreement.

24.  VALIDITY.

     24.1 In the event any term or provision of this Agreement is determined by the appropriate judicial authority to be illegal or otherwise invalid, such term or provision shall be given its nearest legal meaning or be construed or deleted as such authority determines, and the remainder of this Agreement shall remain in full force and effect.

25.  ATTORNEY'S FEES.

     25.1 In the event of any litigation arising out of this Agreement, the party prevailing in obtaining the relief sought, in addition to all other sums that it may be entitled to recover, shall be entitled to recover from the other party its reasonable attorney's fees and expenses incurred as a result of such litigation.

26.  EFFECTIVE DATE.

     26.1 This Agreement shall be effective on the date that the last of the Seller and Purchaser have executed this Agreement ("EFFECTIVE DATE").

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27.  COUNTERPARTS.

     27.1 This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become a binding agreement when one or more counterparts have been signed by each of the parties and delivered to the other party.

28.  RECORDATION.

     28.1 Neither this Agreement nor any notice or memorandum of it shall be recorded in the public records of any jurisdiction.

29.  TAX DEFERRED EXCHANGE.

     29.1 Seller and Purchaser agree to cooperate with each other in effecting for the benefit of either party a like-kind exchange of real property pursuant to Section 1031 of the United States Internal Revenue Code and similar provisions of applicable state law ("1031 EXCHANGE"); provided that (a) neither party shall be obligated to delay the Closing, and (b) neither party shall be obligated to execute any note, contract, deed or other document not otherwise expressly provided for in this Agreement providing for any personal liability, and (c) neither party shall be obligated to take title to any property other than the Property or incur additional expense for the benefit of the other party. Each party shall indemnify and hold the other harmless against any liability which arises or is claimed to have arisen on account of any exchange proceeding which is initiated on behalf of the indemnifying party.

30.  RISK OF LOSS.

     30.1 If, prior to the Closing, the Property is damaged by fire, flood or other casualty, or if any portion of the Property is condemned or taken by eminent domain or condemnation or eminent domain is threatened, Purchaser may elect to terminate this Agreement upon ten (10) days written notice to Seller, in which event the Earnest Money and any interest earned on it, shall be returned to Purchaser and this Agreement shall terminate.

     The parties have each caused this Agreement to be executed on their behalf as of the date set forth beneath their respective signatures below.


                                        "PURCHASER"

                                        INLAND REAL ESTATE ACQUISITIONS,
                                        INC., an Illinois corporation


                                        By: /s/ G. Joseph Cosenza
                                            ----------------------------
                                        Title: President
                                               ------------------------------
                                        Date:  April 1, 2004
                                               ------------------------------

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                                        "SELLER"

                                        ECKERD CORPORATION
                                        a Delaware corporation

                                        By: /s/ Chris Salemi
                                            ---------------------------------
                                              Chris Salemi, Vice President
                                        Date:  3/18/04
                                             --------------------------------

"TITLE INSURER/ESCROW AGENT"

     Title Insurer/Escrow Agent agrees to the terms of this Agreement in regards to the escrow obligations and requirements of the Title Insurer/Escrow Agent, and agrees to carry out such escrow obligations and requirements.


                                        LAND AMERICA NATIONAL
                                        COMMERCIAL SERVICES

                                        /s/ Thomas M. Gray
                                        ----------------------------------------
                                        By: Thomas M. Gray, VP National Accounts
                                        Date:
                                             ------------------------------


EXHIBITS ATTACHED:

Exhibit "A"   Legal Description
Exhibit "B"   Lease Agreement

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                                   EXHIBIT "A"

                                LEGAL DESCRIPTION

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                                LEGAL DESCRIPTION

All that certain piece, parcel or tract of land, with all improvements thereon, situate, lying and being in the County of Richland, State of South Carolina, and being more particularly shown and delineated as Parcel 20 and Parcel 21 containing a total of 2.86 Acres on a plat prepared for Gentry Development, LLC by Cox and Dinkins, Inc. dated April 23, 2002 and recorded in the Office of the Register of Deeds for Richland County in Plat Book _______ at Page ________, and shown thereon as having the following metes and bounds, to-wit: Beginning at an iron at the intersection of the northern right-of-way margin of Broad River Road and the eastern right-of-way margin of Kennerly Road, thence running
N28 DEG. 28'01"W along said intersection of Broad River Road and Kennerly Road for a distance of 70.74 feet to an iron; thence turning and running
N00 DEG. 40'40"E along the eastern right-of-way margin of Kennerly Road for a distance of 286.89 feet to an axle; thence turning and running S82 DEG. 28'38"E along Lot 22, property now or formerly of Alice R. & David Burkett, Jr. as shown on said plat for a distance of 272.14 feet to an iron; thence turning and continuing along Lot 22, property now or formerly of Alice R. & David Burkett, Jr. N33 DEG. 01'44"E for a distance of 133.19 feet to an iron; thence turning and running S56 DEG. 13'58"E along property now or formerly Of Harvey J. Rosen & Betty R. Brownstein as shown on said plat for a distance of 173.94 feet to an iron; thence turning and running S43 DEG. 00'52"W along property now or formerly of Adam P. Richardson Estate and Lot 19, property now or formerly of Barr H. Gardner III as shown on said plat for a total distance of 532.42 feet to an iron; thence turning and running N56 DEG. 55'42"W along the northern right-of-way margin of Broad River Road for a distance of 79.32 feet to an iron; thence continuing along the northorn right-of-way margin of Broad River Road
N56 DEG. 54'00"W for a distance 32.22 feet to the iron being the point of beginning.


                                                                     EXHIBIT "A"

                                 LEASE AGREEMENT


                               ECKERD CORPORATION
                                 STORE NO. 2846

                            COLUMBIA, SOUTH CAROLINA


                                   EXHIBIT "B"

                              LEASE AGREEMENT INDEX
                        ECKERD CORPORATION STORE NO. 2846
                            COLUMBIA, SOUTH CAROLINA

1.   LEASED PREMISES...........................................................1

2.   INITIAL TERM AND OPTION PERIODS...........................................1

3.   RENT......................................................................2

4.   INGRESS AND EGRESS........................................................3

5.   EXCLUSIVE.................................................................3

6.   LANDLORD'S REPRESENTATIONS AND WARRANTIES.................................3

7.   LEASE SUBORDINATION AND NOTICES TO MORTGAGEES.............................3

8.   EXTERIOR FACILITIES.......................................................4

9.   SIGNS AND ANTENNAE........................................................4

10.  COMPLIANCE WITH LAW AND REGULATIONS.......................................4

11.  ENVIRONMENTAL COMPLIANCE..................................................5

12.  MAINTENANCE AND REPAIRS...................................................6

13.  REAL ESTATE TAXES.........................................................6

14.  UTILITIES.................................................................7

15.  LIABILITY INSURANCE AND INDEMNIFICATION...................................7

16.  CASUALTY (PROPERTY) INSURANCE AND DAMAGE TO LEASED PREMISES...............8

17.  WAIVER OF SUBROGATION.....................................................9

18.  TENANT'S RIGHT TO MAKE CHANGES TO LEASED PREMISES........................10

19.  ASSIGNMENT AND SUBLETTING................................................10

20.  EMINENT DOMAIN...........................................................10

21.  TENANT'S DEFAULT.........................................................11

22.  RENT UNDER TENANT'S DEFAULT..............................................12

23.  LANDLORD'S DEFAULT.......................................................12

24.  FORCE MAJEURE............................................................13

25.  SEVERABILITY.............................................................13

26.  OBLIGATION OF SUCCESSORS.................................................13

                              LEASE AGREEMENT INDEX
                        ECKERD CORPORATION STORE NO. 2846
                            COLUMBIA, SOUTH CAROLINA

27.  NOTICES..................................................................14

28.  MISCELLANEOUS............................................................l4

29.  SHORT FORM LEASE.........................................................l5

                                              Eckerd Corporation Store No.: 2846
                                                                    Columbia, SC

                                 LEASE AGREEMENT

     This Lease Agreement ("LEASE") is made this ____ day of _______, 2004 between INLAND REAL ESTATE ACQUISITIONS, INC., an Illinois corporation, or its designee or nominee ("LANDLORD") and ECKERD CORPORATION, a Delaware corporation ("TENANT"). In consideration of the mutual covenants and agreements contained in this Lease, and for other good and valuable consideration, the receipt and sufficiency of which is acknowledged, Landlord and Tenant agree as follows:

1.   LEASED PREMISES

     1.1. Landlord leases to Tenant, and Tenant accepts from Landlord, those certain premises consisting of land and a freestanding building (with area inside walls of 13, 440 square feet), as shown on the site plan on the attached EXHIBIT "A", upon real property located at the northwest corner of Broad River Road and Kennerly Road, and situated in the City of Columbia, County of Richland, State of South Carolina, and as legally described in the attached EXHIBIT "B" ("LEASED PREMISES").

     1.2. Tenant shall be permitted to use the Leased Premises for the operation of a drug store and/or for any other lawful purpose or purposes, including, but not limited to, an Express Photo and/or photo processing center, a postal substation or package mailing center, and an optical center for the practice of opticianry and optometry. Tenant may also, after obtaining all required licenses and permits, sell alcoholic beverages for off-premises consumption. Tenant has the right to discontinue all or any part of its business operations (including, but not limited to, its pharmacy operations) at the Leased Premises at any time, at Tenant's sole discretion and without Landlord's approval or consent. Tenant agrees that with respect to any recorded covenants, restrictions or agreements applicable to the Leased Premises, this Lease is subject and subordinate thereto, and Tenant shall observe, perform and comply with and carry out the provisions thereof required therein to be observed and performed by Landlord.

2.   INITIAL TERM AND OPTION PERIODS

     2.1. The initial term of this Lease shall commence concurrently with the Rent Commencement Date ("LEASE COMMENCEMENT DATE") and shall end at midnight twenty (20) years later ("LEASE TERMINATION DATE").

     2.2. Landlord and Tenant agree, upon written request by either party, to execute, acknowledge and deliver instruments to each other in recordable form certifying the Lease Commencement Date and the Lease Termination Date.

     2.3. Tenant, if not in default beyond any applicable cure period, has the option to renew this Lease for four (4) successive five (5) year periods on the same terms and conditions contained in this Lease, provided Tenant gives Landlord six (6) months notice of its election to exercise an option prior to the end of the then-current term. Should Tenant neglect to exercise an option on the applicable date, Tenant's right to exercise its option shall not expire until fifteen
            (15) days after written notice, by Landlord, of Tenant's failure to exercise its option.

     2.4. Tenant will deliver up and surrender to Landlord possession of the Leased Premises upon the expiration or termination of this Lease in good condition and repair (loss by casualty and ordinary wear and decay excepted and except for any conditions which, under the provisions of this Lease, Landlord is required to remedy).

3.   RENT

     3.1. Rent payable by Tenant pursuant to this Lease ("RENT") shall commence on the date upon which Landlord acquires title to the Leased Premises from Tenant ("RENT COMMENCEMENT DATE").

     3.2. Tenant shall pay Landlord Rent during the initial Lease term in the amount Two Hundred Seventy Thousand Five Hundred Seventy Nine and 96/100 Dollars ($270,579.96) per year, payable in equal monthly installments of Twenty Two Thousand Five Hundred Forty Eight and 33/100 Dollars ($22,548.33). Rent during each option period shall be as follows:

              For the first option period     $277,299.96 per year; $23,108.33 per month

              For the second option period    $284,019.96 per year; $23,668.33 per month

              For the third option period     $290,739.96 per year; $24,228.33 per month

              For the fourth option period    $297,459.96 per year; $24,788.33 per month

     3.3. All monthly payments of Rent shall be paid in advance on the first day of each and every calendar month during the term of this Lease, at Landlord's address set forth in this Lease. If the term shall commence or end on a day other that the first day of a month, then Rent shall be prorated for the balance of that month on a per diem basis.

     3.4. Landlord's Social Security Number or U.S. Taxpayer Identification Number:______________________

     3.5. Tenant shall pay the sales or use tax, if any, assessed against the Rent it pays under this Lease directly to the taxing authority of the state in which the Leased Premises are located.

4.   INGRESS AND EGRESS

     4.1. Landlord warrants that it will maintain for the term of this Lease and any extension of it, ingress and egress facilities to public highways in the number and the locations depicted on EXHIBIT "A", subject to unavoidable temporary closings or relocations necessitated by public authority or other circumstances beyond Landlord's control.

5.   EXCLUSIVE

     5.1. Landlord agrees that it will not directly or indirectly lease, rent, sell or otherwise permit any property in which it has any interest (direct or indirect) located within one thousand (1,000) feet of any exterior boundary of the Leased Premises, to be used as a drug store or a business which sells or dispenses prescription drugs or for any collateral use (such as, E.G., parking, drainage, or service drives), in support of a drug store or a business which sells or dispenses prescription drugs without the written permission of Tenant. If the mortgagee of the Leased Premises becomes the landlord, the provisions of this Section shall not apply so long as such mortgagee remains the landlord.

6.   LANDLORD'S REPRESENTATIONS AND WARRANTIES

     6.1.   Landlord has full right and title to execute and perform this Lease.

     6.2. So long as this Lease is in force and effect and Tenant is not in default hereunder, Landlord agrees that it will not permit the disturbance of, nor interference with Tenant's quiet enjoyment of the Leased Premises in accordance with the terms of this Lease. Tenant acknowledges that the exercise of any repair or maintenance function by a grantee of a utility easement encumbering the Leased Premises will not constitute a breach of Landlord's warranty as set forth in this Lease.

     6.3. Landlord warrants and represents to Tenant that no brokerage commissions have been charged to, or paid by, Tenant in relation to this Lease to brokers in which Landlord has an ownership interest or who are subsidiaries or affiliates of Landlord.

7.   LEASE SUBORDINATION AND NOTICES TO MORTGAGEES

     7.1. Tenant agrees to subordinate this Lease to the lien of any first mortgage or blanket mortgage placed on the Leased Premises, provided only that so long as this Lease is in full force and effect and Tenant is not in default of this Lease, (a) Tenant's tenancy will not be disturbed, nor will this Lease be affected by any default under such mortgage; (b) the rights of Tenant under this Lease shall expressly survive and shall not be cut off; and (c) this Lease shall, in all respects, continue in full force and effect.

     7.2. If Landlord is in full compliance with the provisions of this Lease, Tenant will, upon demand and without cost to Tenant, execute and deliver to Landlord Tenant's standard Subordination, Non-Disturbance and Attornment Agreement ("SNDA") necessary to effectuate such subordination and non-disturbance. A copy of the SNDA is attached as EXHIBIT "C."

     7.3. Upon Landlord's written request, any notices required or permitted to be given to Landlord under this Lease shall also be given to any mortgagee whose name and address has been provided by Landlord to Tenant in writing. Such mortgagee shall have the right, but not the obligation, to cure any default by Landlord within the same time period as may be granted Landlord under any provision in this Lease.

8.   EXTERIOR FACILITIES

     8.1. Tenant acknowledges that the sidewalks, service drives, parking aisles, driveways, streets and parking area have been constructed as shown on EXHIBIT "A" ("EXTERIOR FACILITIES"), that there is adequate water drainage and that all sidewalks are concrete and all service drives, parking aisles, driveways, streets and parking areas have been graded, leveled and paved with concrete or asphalt, clearly marked with painted lines, and repainted as required. Landlord agrees there shall be unobstructed use of sidewalks, driveways and roadways for automotive and pedestrian traffic to and from the Leased Premises and adjacent public streets and highways. Tenant agrees that all of the Exterior Facilities, and any signs owned or permitted by Landlord, have been constructed in a good and workmanlike manner and will be maintained by Tenant, at its sole cost and expense.

9.   SIGNS AND ANTENNAE

     9.1. Landlord agrees that Tenant shall have the right at its own cost and expense to erect, maintain and replace signs on the Leased Premises advertising its business and the services it provides. Any signs erected by Tenant shall conform to the requirements of local ordinances and shall be signs generally used by Tenant to advertise its business from time to time, including, but not limited to, its standard capsule sign.

     9.2. Landlord shall not, without Tenant's written consent, utilize or grant to others the right to utilize the exterior of the Leased Premises, or the space above it, for sign display purposes.

     9.3. If and to the extent permitted by the Legal Requirements (as hereinafter defined), Tenant may install satellite receiving/transmitting equipment or antennae on the roof of the Leased Premises provided such installation does not penetrate the roof or otherwise adversely affect the integrity of the roof structure. Tenant agrees to indemnify and hold Landlord harmless from and against any and all claims and demands arising from the installation, removal or repair of such equipment, unless such claims or demands are due to the negligence of Landlord, its agents, employees or contractors.

10.  COMPLIANCE WITH LAW AND REGULATIONS

     10.1. Tenant agrees to comply with all laws, orders, rules, regulations and requirements of any governmental body, relating to the use occupancy, possession, operation, maintenance, alteration, repair or reconstruction by Tenant of any of the Leased Premises, (collectively, the "LEGAL REQUIREMENTS") or alterations made by the Tenant, and Tenant will pay all costs and expenses incidental to such compliance.

11.  ENVIRONMENTAL COMPLIANCE

     11.1. For the purposes of this Lease, the term "ENVIRONMENTAL LAW" shall mean any federal, state, or local law, statute, ordinance or regulation pertaining to health, industrial hygiene, or the environmental conditions on, under or about the Leased Premises, including without limitation the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended from time to time ("CERCLA"), 42 U.S.C. Sections 9601, ET SEQ., and the Resource Conservation and Recovery Act of 1976, as amended from time to time ("RCRA"), 42 U.S.C. Sections 6901, ET SEQ.

     11.2. For the purposes of this Lease, the term "HAZARDOUS SUBSTANCE" shall mean, without limitation: (a) those substances included within the definition of "hazardous substances", "hazardous materials", "toxic substances", or "solid waste" in CERCLA, RCRA, and the Hazardous Materials Transportation Act, 49 U.S.C. Sections 1801, ET SEQ., and in the regulations promulgated pursuant to said laws; (b) those substances defined as "hazardous WASTES" in any applicable state statute and in the regulations promulgated pursuant to any such statute; (c) those substances listed in the United States Department of Transportation Table (49 CFR 172.101, as amended) or by the United States Environmental Protection Agency (or any successor agency) as hazardous substances; (d) such other substances, materials and wastes which are or become regulated under applicable local, state, or federal law, or which are classified as hazardous or toxic under federal, state or local laws or regulations; and (e) any material, waste or substance which is (i) petroleum (ii) asbestos (iii) polychlorinatedbiphenyls (iv) designated as a "HAZARDOUS SUBSTANCE" pursuant to Section 311 of the Clean Air Act, 33 U.S.C. Section 1251, ET SEQ., or listed pursuant to Section 307 of the Clean Air Act, (v) flammable explosive, or (vi) radioactive materials.

     11.3. Tenant shall not use, generate, manufacture, produce, store, release, discharge or dispose of, on, under or about the Leased Premises, or transport to or from the Leased Premises, any Hazardous Substance, or allow any other person or entity to do so. Tenant shall keep and maintain the Leased Premises in compliance with, and shall not cause or permit the Leased Premises to be in violation of any Environmental Law. Notwithstanding the foregoing, Tenant may use and store in reasonable amounts and in accordance with applicable laws such cleaning products, automotive products and other products as are normally used, sold or stored in Tenant's drug stores from time to time, including, without limitation, chemicals and materials used in connection with photoprocessing.

     11.4. Landlord and Tenant shall each give the other party prompt notice of any of the following of which the party in question has actual knowledge: (a) any proceeding or inquiry by any governmental authority with respect to the presence of any Hazardous Substance on the Leased Premises or the migration of such Hazardous Substance from or to other property; (b) all claims made or threatened by any third party against Tenant, Landlord or the Leased Premises relating to any loss or injury resulting from any Hazardous Substance; and
            (c) discovery of any occurrence or condition on any real property adjoining or in the vicinity of the Leased Premises that could cause the Leased Premises or any part of the Leased Premises to be subject to any restrictions on the ownership, occupancy, transferability or use of the Leased Premises under any Environmental Law or any regulation adopted in accordance with any Environmental Law.

     11.5. Tenant shall protect, defend, indemnify and hold harmless Landlord, its directors, officers, partners, employees, agents, successors and assigns from and against any and all loss, penalties, fines, judgments, forfeitures, damage, cost, expense or liability (including attorney's fees and costs) arising out of Tenant's failure to comply with the terms of this Section.

     11.6. Upon prior reasonable notice, Landlord shall have the right to inspect Tenant's operations on the Leased Premises to ascertain Tenant's compliance with the provisions of this Lease at any reasonable time. Tenant shall also provide periodic certifications to Landlord, upon request, that Tenant is in compliance with the environmental restrictions contained in this Section of the Lease. Landlord shall have the right, but not the obligation, to enter into the Leased Premises and perform any obligation of Tenant under this Lease of which Tenant is in default, including without limitation, any remediation necessary due to the environmental impact of Tenant's operations on the Leased Premises, without waiving or reducing Tenant's liability for Tenant's default of this Section of this Lease.

     11.7. All of the terms and provisions of this Section of this Lease shall survive the expiration or termination of this Lease for any reason whatsoever.

12.  MAINTENANCE AND REPAIRS

     12.1. Tenant will keep the Leased Premises in good order and repair (excepting, however, all repairs made necessary by Landlord's negligence or default under the terms of this Lease).

     12.2. Tenant's obligations under this Section shall include, without limitation, maintaining in good operating condition (including making all necessary repairs and replacements, foreseen or unforeseen, to accomplish the same) all of the Leased Premises, including but not limited to the interior, exterior, roof and structural members of the building on the Leased Premises, footings, foundations, all elements of the Exterior Facilities, landscaping, all heating, ventilation, air conditioning and other mechanical equipment and systems (including replacement of the compressor and other major components), sprinkler systems (including any testing of the same) and any water, plumbing, sanitary sewer, storm sewer, gas, cable, telephone or electrical lines or conduits in or on the Leased Premises, and making all repairs required due to fire, casualty, or the elements in order to keep and maintain the Leased Premises in good order and repair.

     12.3. Subject to Tenant's reasonable security requirements, Landlord may at reasonable times and upon reasonable notice, inspect, alter or repair the Leased Premises when necessary for its safety or preservation.

13.  REAL ESTATE TAXES

     13.1 Landlord shall promptly deliver to Tenant all bills for ad valorem charges and/or taxes for any easement or agreement maintained for the benefit of any of the Leased Premises, all general and special assessments, levies, and all other public charges and/or taxes whether of a like or different nature, even if unforeseen or extraordinary, imposed upon or assessed, prior to or during the Term as a result of or arising in respect of the Leased Premises, including any "rent tax" imposed directly upon the Rent (collectively, "TAXES") which are received by Landlord with respect to the Leased Premises. Alternatively, Landlord has the right to have the bills for such Taxes sent directly to Tenant from the taxing authority. Tenant shall have the right during the term of this Lease, at Tenant's expense, to appeal the amount of any Taxes assessed against the Leased Premises. Landlord shall reasonably cooperate with Tenant in such appeal efforts.

     13.2 Provided the Tax bills are delivered to Tenant by Landlord in a timely manner, or Tenant receives such Tax bills directly from the taxing authority in a timely manner, Tenant agrees to pay all such Taxes before delinquency and Landlord shall not be obligated to pay any penalty for delinquent payment. Any payment due pursuant to this Lease provision shall be prorated as of the termination or expiration date of this Lease.

14.  UTILITIES

     14.1. Tenant shall pay, directly to the respective provider with no surcharge paid to Landlord, for all sewerage and trash disposal services, water, gas, heat, electric current and other utilities consumed by it, in or upon the Leased Premises, at rates set by local public utility as approved by public authority having jurisdiction.

     14.2. Notwithstanding the foregoing, in the event that Tenant is able to purchase, acquire or otherwise obtain any or all utilities through direct access or otherwise, as a result of the deregulation of the utilities or as a result of the utility market providing open access and customer choice through pilot programs, legislation, or otherwise, Tenant shall have the option, at any time and from time to time during the term of this Lease, to purchase its utilities from any source and to elect the service provider, supplier, and such supplier's distributor and/or transmitter for any or all utilities servicing the Leased Premises provided that any such agreement is terminable, at no cost to Landlord, effective as of the termination or expiration of this Lease. In the event Tenant's election necessitates new or additional lines and/or equipment, Tenant shall provide the same at its sole cost and expense. Landlord grants Tenant an easement for purposes of installing and maintaining any such lines or equipment.

15.  LIABILITY INSURANCE AND INDEMNIFICATION

     15.1. Tenant, in its name and at its own expense, shall procure and continue in force, commercial general liability insurance against damages occurring in the Leased Premises during the term or any extensions of this Lease. Such insurance shall be in an amount not less than Two Million and No/100 Dollars ($2,000,000.00) general aggregate limit for bodily injury and property damage. A certificate of such insurance shall be provided to Landlord not later than the Lease Commencement Date, and thereafter upon written request. All insurance required under this Section 15 shall be written by companies rated A-VIII or higher. Such policy shall state that it may not be canceled or modified prior to giving Landlord at least thirty (30) days prior written notice.

     15.2. Should Tenant desire to carry all or part of the insurance coverage described in this Section through self insurance and/or under a "blanket" policy or policies covering other properties of Tenant, its parent corporation, its subsidiaries, or controlling or affiliated corporations, or of any assignee of this Lease, such methods of insurance shall be deemed compliance with Tenant's obligations under this Section, as to both original coverage and renewals. During such time as no event of default is outstanding and the tangible net worth of Tenant is not less than Fifty Million and No/100 Dollars ($50,000,000.00) as determined according to generally accepted accounting principles consistently applied, Tenant may self insure the coverage referred to in Sections 15.1 and 16.1 provided that to do so does not violate any legal requirements. Such self-insurance shall then be deemed to be compliant with Tenant's obligations under Sections 15.1 and 16.1, as to both original coverage and renewals.

     15.3. Landlord agrees to defend, indemnify and save harmless Tenant from and against any and all claims and demands whether from injury to person, loss of life, or damage to property, occurring within the Leased Premises as may result from any injury or damage caused by acts or omissions of Landlord.

     15.4. Tenant agrees to defend, indemnify and save harmless Landlord from and against any and all claims and demands whether from injury to person, loss of life, or damage to property, occurring within the Leased Premises, excepting, however, such claims or demands as may result from any injury or damage caused by acts or omissions of Landlord.

16.  CASUALTY (PROPERTY) INSURANCE AND DAMAGE TO LEASED PREMISES

     16.1. Tenant shall at all times during the term of this Lease and any Lease renewals maintain "ALL RISK" insurance on the Leased Premises insuring against all risks of physical loss or damage to property in the amount of one hundred percent (100%) of the full replacement cost of the improvements located on the Leased Premises. A certificate of such insurance shall be provided to Landlord not later than the Lease Commencement Date and thereafter annually not less than thirty (30) days prior to the expiration date of such coverage. Whenever Tenant shall be engaged in making any alternation, repairs or construction work of any kind (collectively, the "WORK") Tenant shall obtain, or cause its Contractor to obtain completed value builder's risk insurance of the estimated cost of the Work exceeds $250,000.00 and Tenant or its Contractor shall obtain worker's compensation insurance or other adequate insurance coverage covering all persons involved in the Work, whether by Tenant, its contractors or subcontractors and with respect to when death or bodily injury claims could be asserted against Landlord. Landlord and any mortgagee named by Landlord from time to time shall be named as loss payees on all policies of insurance required by this Section 16. Such policies shall state that it may not be canceled prior to giving Landlord and mortgagee, if any, at least ten (10) days prior written notice in the event of non-payment of premium, and thirty (30) days prior written notice in all other instances. All insurance required under this Section 16 shall be written by companies rated A-VIII or higher. The proceeds from any such insurance shall be utilized to repair and rebuild the Leased Premises as provided in this Section. Any deficiency between the cost of repair and rebuilding, and the insurance proceeds, shall be paid by Tenant.

     16.2. Except as otherwise provided in this Section, in the event the Leased Premises or a portion of the Leased Premises shall be partially damaged or totally destroyed by fire or other disaster, Tenant shall promptly cause the Leased Premises to be restored as nearly as possible to their value and condition and character immediately prior to such event and subject to all requirements of Legal Requirements, subject to such changes as Tenant may reasonably require and Landlord reasonably approves prior to commencement of reconstruction. Due allowance shall be made for
            (a) reasonable time necessary (not to exceed one hundred eighty
            (180) days) for Tenant to adjust the loss with insurance companies, and (b) delay occasioned by strikes, lockouts, and conditions beyond the reasonable control of Tenant, provided such delay does not exceed six (6) months without Landlord's consent.

     16.3. Should Tenant desire to carry all or part of the insurance coverage described in this Section through self insurance and/or under a "blanket" policy or policies covering other properties of Tenant, its parent corporation, its subsidiaries, or controlling or affiliated corporations, or of any assignee of this Lease, such method of insurance shall be deemed compliance with Tenant's obligations under this Section, as to both original coverage and renewals.

     16.4. Should the Leased Premises, or a portion of the Leased Premises, be rendered untenantable by fire or other disaster, Rent shall not abate. Notwithstanding anything to the contrary contained in this Lease, if such damage occurs during the last two (2) years of the term of this Lease and the cost of restoration, of the Leased Premises would be more than one-third (1/3) of the replacement value of the Leased Premises, as certified by a registered architect, Landlord and Tenant shall each have the right to terminate this Lease by written notice to the other given within thirty (30) days after such occurrence. If this Lease is so terminated, all insurance proceeds attributable to the Leased Premises shall be paid to Landlord and Landlord alone shall have the right to settle any claim with the insurance carrier. If Landlord elects to terminate this Lease, such termination shall not be effective if Tenant elects (within ten (10) days after receipt of Landlord's notice of termination) to renew this Lease by exercising any remaining options for extending the term of this Lease. If, at the date of the fire or other disaster, Tenant shall have paid any Rent in advance, Tenant shall be entitled to a proportionate refund.

     16.5. Provided this Lease is not terminated as set forth in this Section, the term of this Lease shall be automatically extended for a period of time equal to the period of time the Leased Premises are totally untenantable due to fire or other disaster.

17.  WAIVER OF SUBROGATION.

     17.1. Tenant agrees not to assign to any insurance company any right or cause of action for damage to the property of Tenant located in the Leased Premises which Tenant now has or may subsequently acquire against Landlord during the term of this Lease, and expressly waives all rights of recovery for such damage.

     17.2. Landlord agrees not to assign to any insurance company any right or cause of action for damages to the property of Landlord located in the Leased Premises which Landlord now has or may subsequently acquire against Tenant during the term of this Lease, and expressly waives all rights of recovery from such damage.

     17.3. It is specifically understood this Section shall only apply (a) where such insurance as described in this Section allows the insured to enter into an agreement waiving recovery rights, and (b) to the extent insurance proceeds are recovered.

18.  TENANT'S RIGHT TO MAKE CHANGES TO LEASED PREMISES

     18.1. Tenant, at its own expense during the term of this Lease, may make any alterations or additions to the Leased Premises which it may deem necessary, except changes which would impair the structural integrity of the Leased Premises, or result, after giving consideration to the completed alteration, in a diminution in value of the Leased Premises (unless approved by Landlord). Tenant shall make all changes in accordance with applicable governmental regulations. All salvage from such work shall belong to Tenant. All permanent improvements shall belong to Landlord. Tenant shall promptly pay all costs and expenses of any such alteration, and shall discharge all liens filed against the Leased Premises arising out of the same.

     18.2. All trade fixtures and equipment and other personal property owned by Tenant and installed or placed by it in the Leased Premises may be removed by Tenant at any time during the term of the Lease. Provided Tenant gives Landlord prior reasonable notice, such removal may also take place within fifteen (15) days after the expiration term of the Lease. Tenant agrees to repair any damage to the Leased Premises occasioned by such removal.

19.  ASSIGNMENT AND SUBLETTING

     19.1. Tenant shall have the right to assign this Lease or sublet the Leased Premises at any time without Landlord's consent or approval. Tenant shall give notice of any and all assignments and subleases to Landlord, together with a copy of the applicable instrument.

     19.2. Unless agreed otherwise by the parties, the assignment of this Lease or subletting of the Leased Premises shall not relieve Tenant of its obligations under this Lease.

20.  EMINENT DOMAIN

     20.1. If the entire building on the Leased Premises shall be taken by reason of condemnation or under eminent domain proceedings, Landlord or Tenant may terminate this Lease as of the date when possession of the building is taken. If a portion of the building shall be taken under eminent domain or by reason of condemnation and if in the opinion of Tenant, reasonably exercised, the remainder of the building is no longer suitable for Tenant's business, this Lease, at Tenant's option, to be exercised by notice to Landlord within sixty
            (60) days of such taking, shall terminate. In such event, any unearned Rent paid or credited in advance shall be refunded to Tenant. If this Lease is not so terminated, Landlord shall proceed promptly and with due diligence, to restore the building. Until so restored, Rent shall abate to the extent that Tenant shall not be able to conduct business in a reasonable manner, and Rent for the remaining portion of the term of this Lease shall be proportionately reduced (based on the reduced square foot floor area of the building).

     20.2. In the event any part of the parking areas of the Leased Premises shall be taken by reason of condemnation or under eminent domain proceedings, or if as a result of any taking of the Leased Premises or other property subject to an easement benefiting the Leased Premises any driveway or curb cut access to the Leased Premises will be closed, and if in the opinion of Tenant, reasonably exercised, the Leased Premises are no longer suitable for Tenant's business, this Lease, at Tenant's option by notice to Landlord within sixty
            (60) days of such taking, shall terminate. If this Lease is not so terminated, Landlord, at Landlord's expense, shall proceed promptly and with due diligence to restore the remaining Leased Premises and parking areas to a proper and usable condition. However, Tenant shall not have the right to terminate this Lease if Landlord provides alternate parking areas which are reasonably acceptable to Tenant. Until restored, Rent shall abate to the extent that Tenant shall not be able to conduct business at the Leased Premises in a reasonable manner, and Rent for the remaining portion of the term of this Lease shall be proportionally reduced (based on the effect such taking has on Tenant's business at the Leased Premises).

     20.3. For purposes of this Section, the term "CONDEMNATION OR UNDER EMINENT DOMAIN PROCEEDINGS" shall include conveyances and grants made in anticipation of or in lieu of such proceedings.

21.  TENANT'S DEFAULT

     21.1. Each of the following shall constitute a default by Tenant and a breach of this Lease:

         21.1.1. Any of the following which shall result in final adjudication against Tenant:

              21.1.1.1. The filing of a bankruptcy petition by or against Tenant for adjudication, reorganization or arrangement; or

              21.1.1.2. Any proceedings for dissolution or liquidation of
                        Tenant; or

              21.1.1.3. Any assignment for the benefit of Tenant's creditors.

         21.1.2. Failure to:

              21.1.2.1. Pay Rent for a period of fifteen (15) days after receipt of written notice from Landlord to Tenant; or

              21.1.2.2. Perform any other covenant or condition of this Lease for a period of thirty (30) days after receipt of written notice from Landlord to Tenant.

     21.2. In the event of any default of Tenant, in addition to any other remedies available to Landlord by law or in equity, Landlord may serve written notice upon Tenant that Landlord elects to terminate this Lease upon a specified date not less than thirty (30) days after the date of receipt of such notice. This Lease shall expire on the date so specified as if that date had been originally fixed as the expiration date of the term granted in this Lease unless steps have, in good faith, been commenced promptly by Tenant to cure the default, and are prosecuted to completion with diligence and continuity. If the matter in question shall involve building construction, and if Tenant shall be subject to unavoidable delay by conditions beyond the control of Tenant, Tenant's time to perform shall be extended for a period commensurate with such delay, provided such delay does not exceed six (6) months without Landlord's consent.

     21.3. Upon termination of this Lease for Tenant's default, Landlord or its agents may immediately or at any time after the termination, re-enter and resume possession of the Leased Premises and remove all persons and property from the Leased Premises, by a suitable action or proceeding at law, without being liable for any damages, subject, however, to Tenant's right to remove trade fixtures and personal property, after notice to Landlord, within fifteen (15) days after termination of the Lease. No re-entry by Landlord shall be deemed an acceptance or a surrender of this Lease. Landlord may then, in its own behalf, relet any portion of the Leased Premises for any period of the remaining term for any reasonable sum to any reasonable tenant for any reasonable use or purpose. In connection with any reletting, Landlord may make any changes to the Leased Premises and may grant any concessions of free rent as may be reasonably appropriate or helpful in effecting such lease.

22.  RENT UNDER TENANT'S DEFAULT

     22.1. Notwithstanding anything to the contrary in this Lease, the Landlord shall not be entitled to receive an acceleration of Rent. Additionally, in the event this Lease shall be terminated for Tenant's default, Landlord's sole remedy shall be to recover from Tenant an amount equal to the amount of Rent reserved under this Lease for the remainder of the initial term or the option period then in effect, as the case may be, less the net rent, if any, collected by Landlord on reletting the Leased Premises, which shall be due and payable, by Tenant to Landlord, on the several days on which the Rent reserved in this Lease would have become due and payable. Net rent collected on reletting by Landlord shall be computed by deducting from the gross rents collected all actual and reasonable expenses incurred by Landlord in connection with the reletting of the Leased Premises, including broker's commission and the cost of repairing, renovating or remodeling the Leased Premises, but not including the cost of performing any covenant required to be performed by Landlord.

23.  LANDLORD'S DEFAULT

     23.1. Each of the following shall constitute a default by Landlord and a breach of this Lease:

         23.1.1 Subject to the terms of the Lease, Landlord shall neglect to pay when due any taxes or any obligations on any mortgage or encumbrance affecting title to the Leased Premises (to which this Lease shall be subordinate); or

         23.1.2 Landlord shall fail to make any other payment which Landlord is obligated to pay under this Lease, and such default continues uncured for fifteen (15) days after written notice from Tenant to Landlord; or

         23.1.3 In the event Landlord shall fail to perform any other obligation specified in this Lease for a period of thirty (30) days after receipt of written notice from Tenant to Landlord, unless steps have been, in good faith, commenced promptly by Landlord to rectify the default and Landlord pursues the same to completion with diligence and continuity.

     23.2. In the event of Landlord's default, in addition to any other remedies available to Tenant by law, Tenant may, but shall not be required to, cure such default, and do all necessary work and make all necessary payments on behalf of and at the expense of Landlord. In such event, Landlord shall, on demand, pay Tenant the amount so paid by Tenant in curing any such default. If not paid within thirty (30) days after written notice from Tenant to Landlord, Tenant may withhold Rent and other payments due to Landlord and apply the Rent or other payments to the payment of the indebtedness. Withholding of Rent or other payments as provided in this Section or elsewhere in this Lease shall not constitute a default by Tenant in the payment of Rent or other payments unless Tenant shall fail to pay such amount withheld within thirty (30) days after a final adjudication that such amount withheld is owing to Landlord. Notwithstanding anything to the contrary contained in this Lease, if any Landlord default as is described in this Section continues uncured for forty five (45) days after initial written notice by Tenant, Tenant may terminate this Lease at any time.

24.  FORCE MAJEURE

     24.1. Anything in this Lease to the contrary notwithstanding, neither Landlord nor Tenant shall be in default of the performance of any provisions of this Lease to the extent such performance is delayed or prevented by strike, war, act of God, or other cause beyond the control of the party seeking to excuse such performance; provided, however, no such excusable delay shall exceed six (6) months.

25.  SEVERABILITY

     25.1. If any term or provision of this Lease (or the application of any term of provision of this Lease to any person or circumstances) shall to any extent be invalid or unenforceable, the remainder of this Lease (or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable) shall not be affected and each term and provision of this Lease shall be valid and enforceable to the fullest extent permitted by law.

26.  OBLIGATION OF SUCCESSORS

     26.1. All of the provisions of this Lease shall bind and inure to the benefit of Landlord and Tenant, and their respective heirs, legal representatives, successors and assigns. All covenants, conditions and agreements contained in this Lease shall be construed as covenants running with the land.

27.  NOTICES

     27.1. All notices and Rent shall be sent to Landlord as follows, until Tenant is notified by Landlord otherwise in writing:

                    To Landlord at: INLAND REAL ESTATE ACQUISITIONS, INC.
                                    C/O G. Joseph Cosenza, Vice Chairman
                                    2901 Butterfield Rd
                                    Oak Brook, IL 60521
                                    (630) 218-8000 Tel

                    With a copy to: Robin Rash, Esq.
                                    The Inland Real Estate Group, Inc.
                                    Law Department
                                    2901 Butterfield Road
                                    Oak Brook, IL 60521
                                    (630) 208-8000 Tel

     27.2. All notices shall be sent to Tenant as follows, until Landlord is notified by Tenant otherwise in writing:

                    To Tenant at:   Eckerd Corporation
                                    Store No. 2846
                                    8333 Bryan Dairy Road
                                    Largo, Florida 33777
                                     Attention: Vice President, Real Estate
                                    (727) 395-6000 Tel

               with copies to: Eckerd Corporation                   and    Eckerd Corporation
                               Store No. 2846                              Store No. 2846
                               8333 Bryan Dairy Road                       8333 Bryan Dairy Road
                               Largo, Florida 33777                        Largo, Florida 33777
                               Attn: Regional Real Estate Director         Attn: Legal Department
                               (727) 395-6000 Tel                           Mailstop: CW3W
                                                                           (727) 395-6000 Tel

     27.3. Notices to each party shall be sent by certified mail, return receipt requested, or by bonded overnight courier, and shall be effective upon receipt or refusal to accept delivery. Notices delivered to the Leased Premises shall not constitute notice to Tenant under the terms of this Lease.

28.  MISCELLANEOUS

     28.1. The captions in this Lease are for convenience only. They are not a part of this Lease and do not in any way limit or amplify the terms and provisions of this Lease.

     28.2. This Lease shall be construed in accordance with applicable law of the state in which the Leased Premises are located.

     28.3. Tenant agrees from time to time but no more often than twice per Lease year upon not less than thirty (30) days' prior written request by Landlord, to execute and deliver to Landlord in a reasonably timely manner Tenant's standard written Estoppel Certificate stating (i) whether this Lease has been modified or amended and, if so, identifying any such modification or amendment;
            (ii) whether Rent and other charges have been paid more than thirty
            (30) days in advance of the date when due and, if so, the date to which they have been paid in advance; and (iii) whether to the best of Tenant's knowledge, any uncured default exists on the part of Landlord and, if so, specifying the nature of such default.

     28.4. One or more waivers of any covenant, term or condition of this Lease by either party shall not be construed as a waiver of a subsequent breach of the same or any other covenant, term or condition. Any delay or omission by either party to seek a remedy for any breach of this Lease or to exercise a right accruing to such party by reason of such breach shall not be deemed a waiver by such party of its remedies or rights with respect to such breach. The consent or approval by either party to or of any act by the other party requiring such consent or approval shall not be deemed to waive or render unnecessary consent to or approval of any similar act.

     28.5. The parties acknowledge that the parties and their counsel have reviewed and revised this Lease and that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Lease, or any part of it, or any exhibits or amendments or agreements supplementary to this Lease.

     28.6. All of the provisions hereof shall bind and inure to the benefit of the parties hereto, their respective heirs, legal representatives, successors and assigns, and all covenants, conditions and agreements contained herein shall be construed as covenants running with the land.

29.  SHORT FORM LEASE

     29.1. The parties agree that a short form version of this Lease will be executed for the purpose of recording. The short form lease shall be recorded before any mortgage placed on the Leased Premises or any part of the Leased Premises. Landlord shall pay for any and all real estate transfer fees assessed in connection with this Lease or assessed in connection with the recording of the short form version of this Lease.

                   SIGNATURE PAGE FOR LEASE AGREEMENT BETWEEN
              INLAND REAL ESTATE ACQUISTIONS, INC. AS LANDLORD, AND
                          ECKERD CORPORATION, AS TENANT
                              ECKERD STORE NO. 2846
                        KILL DEVIL HILLS, NORTH CAROLINA

     IN WITNESS WHEREOF, the parties have caused this Lease to be executed by their respective duly authorized representatives as of the date set forth in the initial paragraph of this Lease.


                                                    "LANDLORD"

WITNESSES as to Landlord:                    INLAND REAL ESTATE
                                             ACQUISITIONS, INC., an Illinois
                                             corporation

Printed Name:                                By:
             --------------------------         ----------------------------
                                             Name:
                                                   -------------------------
                                             Title:
----------------------------------------            ------------------------
Printed Name:
             ---------------------------


                                                    "TENANT"

WITNESSES as to Tenant:                      ECKERD CORPORATION, A
                                             Delaware corporation

----------------------------------------
Printed Name:                                By:
             ---------------------------         -------------------------------
                                                 Chris D. Salemi, Vice President

----------------------------------------
Printed Name:
             ---------------------------


EXHIBITS ATTACHED:

Exhibit "A"  Site Plan
Exhibit "B"  Legal Description
Exhibit "C"  Subordination, Non-Disturbance and Attornment Agreement

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